EXHIBIT 99.1

Xcerra Announces Fourth Quarter and Fiscal Year Results

Fourth Fiscal Quarter Notables:

  Grew sales 11% over the previous quarter
  Shipped initial Diamondx testers for Flat Panel Display driver devices
  Successfully completed technical evaluation with second potential customer for InCarrier
  Shipped first MT2168 handlers to customers for ambient, hot and cold test

NORWOOD, Mass., Sept. 01, 2016 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its fourth fiscal quarter and fiscal year ended July 31, 2016.

Net sales for the quarter were $91,234,000, compared to the prior quarter's sales of $82,237,000. GAAP net income for the quarter was $7,134,000, or $0.13 per diluted share. Excluding the loss from discontinued operations of the Board business of $1,050,000, tax benefit from divestiture of $2,530,000, restructuring charges of $420,000, and amortization of purchased intangible assets of $246,000, non-GAAP net income for the quarter was $6,320,000, or $0.12 per diluted share.

For the twelve-month period ended July 31, 2016, sales were $324,206,000. GAAP net income was $11,174,000, or $0.20 per diluted share. Excluding the income from discontinued operations of the Board business of $8,715,000, tax benefit from divestiture of $3,323,000, restructuring charges of $924,000, other one-time net expenses totaling $601,000, and amortization of purchased intangible assets of $1,203,000, non-GAAP net income for the year was $1,864,000, or $0.03 per diluted share.

Dave Tacelli, chief executive officer and president, commented, "We experienced a solid quarter with earnings above the high end of guidance. In addition, we made considerable progress in several key product areas. We received the first revenues for Diamondx testers used in high volume production test of flat panel display driver devices, we successfully completed the technical evaluation with a second customer of our InCarrier Wafer Level Chip Scale Package (WLCSP) device handling solution, and we shipped the first units of the MT2168 to multiple customers for Ambient-Hot-Cold testing.

“As our guidance indicates, softening business conditions are affecting the industry. The progress we have made in these key product areas should allow us to perform relatively better than the market as we go through the near term industry weakness and the typically seasonally weak fourth calendar quarter.”

First Quarter Fiscal 2017 Outlook

For the fiscal quarter ending, October 31, 2016, net sales are expected to be in the range of $80 million to $84 million.  Non-GAAP net income for the quarter is expected to be in the range of ($0.03) to $0.01 per share, assuming 54 million fully diluted shares outstanding.  The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $0.2 million.

The Company will conduct a conference call today, September 1, 2016, at 10:00 AM EDT to discuss this release.  The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/events-presentations.html.  Audio replays of the call can be heard through September 3, 2016 via telephone, by dialing 855.859.2056; conference ID number 63885692.  A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended July 31, 2016 excludes the amortization of purchased intangible assets, restructuring charges, discontinued operations, and other one-time adjustments.  Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to whether the Company is able to timely develop new products, options and software applications,  the level of customer demand for such products, options and software applications, the Company’s ability  to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, the Company’s ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2016. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	July 31, 2016	July 31, 2015
	(unaudited)
Current assets
Cash and cash equivalents	$83,065	$77,858
Marketable securities	56,356	60,593
Accounts receivable - trade, net	76,513	81,313
Accounts receivable - other, net	304	326
Inventories, net	69,986	60,593
Prepaid expenses and other current assets	8,546	8,393
Assets held for sale	2,448	10,454
Total current assets	297,218	299,530

Property and equipment, net	25,483	31,450
Intangible assets, net	9,429	10,640
Goodwill	43,850	43,850
Other assets	2,103	2,005
Total assets	$378,083	$387,475

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,822	$2,509
Accounts payable	25,924	27,492
Other accrued expenses	31,588	35,579
Deferred revenues	6,196	7,466
Liabilities held for sale	-	1,147
Total current liabilities	66,530	74,193

Term Loan	21,197	23,938
Other long-term liabilities	8,518	10,876
Stockholders' equity	281,838	278,468
Total liabilities and stockholders' equity	$378,083	$387,475

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2016	2015	2016	2015

Net sales	$91,234	$102,072	$324,206	$397,978
Cost of sales	49,049	56,588	184,280	218,064
Gross profit	42,185	45,484	139,926	179,914

Engineering and product development expenses	15,594	16,210	60,929	64,157
Selling, general, and administrative expenses	20,407	21,376	76,742	82,124
Amortization of purchased intangible assets	246	424	1,203	1,834
Restructuring	420	739	924	2,206
Income from continuing operations	5,518	6,735	128	29,593

Other income, net	178	967	670	4,513

Income from continuing operations before provision for income taxes	5,696	7,702	799	34,106
Benefit from income taxes	(2,488)	(705)	(1,660)	2,588
Income from continuing operations	8,184	8,407	2,459	31,518
Income (loss) from discontinued operations, net of tax	(1,050)	(911)	8,715	(3,292)
Net income	$7,134	$7,496	$11,174	$28,226

Basic net income (loss) per share:
Net income from continuing operations	$0.15	$0.15	$0.05	$0.59
Net income (loss) from discontinued operations, net of tax	(0.02)	$(0.02)	0.16	(0.06)
Basic net income per share	$0.13	$0.14	$0.21	$0.53

Diluted net income (loss) per share:
Net income from continuing operations	$0.15	$0.15	$0.05	$0.58
Net income (loss) from discontinued operations, net of tax	(0.02)	(0.02)	0.16	$(0.06)
Diluted net income per share	$0.13	$0.14	$0.21	$0.52

Weighted-average common shares used in computing net income (loss) per share:
Basic	53,525	54,591	53,783	53,658
Diluted	53,741	55,121	53,974	54,531

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	July 31, 2016	Per Share	Per Share	July 31, 2015	Per Share	Per Share

GAAP net income	$7,134	$0.13	$0.13	$7,496	$0.14	$0.14
Loss from discontinued operations	1,050	0.02	0.02	911	0.02	0.02
Amortization of purchased intangible assets	246	0.00	0.00	424	0.01	0.01
Restructuring	420	0.01	0.01	739	0.01	0.01
Tax benefit from divestiture	(2,530)	(0.05)	(0.05)	-	-	-
Reversal of indemnification accrual	-	-	-	(1,500)	(0.03)	(0.03)
Acquisition and integration related expenses	-	-	-	649	0.01	0.01
Non-GAAP net income	$6,320	$0.12	$0.12	$8,719	$0.16	$0.16

Weighted average shares outstanding:		53,525	53,741		54,591	55,121

	Twelve Months	Basic	Diluted	Twelve Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	July 31, 2016	Per Share	Per Share	July 31, 2015	Per Share	Per Share

GAAP net income	$11,174	$0.21	$0.21	$28,226	$0.53	$0.52
(Income) loss from discontinued operations	(8,715)	(0.16)	(0.16)	3,292	0.06	0.06
Amortization of purchased intangible assets	1,203	0.02	0.02	1,834	0.03	0.03
Restructuring	924	0.02	0.02	2,206	0.04	0.04
Impairment of property held for sale	601	0.01	0.01	-	-	-
Tax benefit from divestiture	(3,323)	(0.06)	(0.06)	-	-	-
Reversal of indemnification accrual	-	-	-	(1,500)	(0.03)	(0.03)
Amortization of inventory step up for purchase accounting	-	-	-	1,991	0.04	0.04
Acquisition and integration related expenses	-	-	-	649	0.01	0.01
Gain from financing activities (Other income, net)	-	-	-	(2,685)	(0.05)	(0.05)
Non-GAAP net income	$1,864	$0.03	$0.03	$34,013	$0.63	$0.62

Weighted average shares outstanding:		53,783	53,974		53,658	54,531

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com